Exhibit 99.1

ViaSat Announces Second Quarter Fiscal Year 2016 Results

●	Second quarter revenues reached $353.3 million, pushing ViaSat’s fiscal 2016 first half revenues to a record high
●	Adjusted EBITDA for the second quarter grew to $86.5 million, a 24% increase after excluding the fiscal 2015 second quarter $39.7 million legal settlement benefit
●	Consumer broadband ARPU hit a new high of $56.24
●

Growth of ViaSat’s commercial in-flight internet service continued, with 419 aircraft in service at quarter end and the launch of ViaSat’s high-speed in-flight internet service on select Virgin America aircraft

CARLSBAD, Calif., – November 9, 2015 – ViaSat Inc. (NASDAQ: VSAT), a global broadband services and technology company, today announced financial results for the fiscal second quarter ended September 30, 2015.

“We made great progress in our second quarter in terms of business accomplishments and financial results that highlight our success in delivering solid earnings growth through higher value service offerings in both consumer and mobile broadband markets,” said Mark Dankberg, ViaSat chairman and CEO. “Our strong core Adjusted EBITDA growth for the quarter and year-to-date, have been led by exceptional Satellite Services performance and double digit Government Systems growth despite an extremely challenging macro environment.”

“Additionally, our partnership with Virgin America bringing Netflix to air travelers took flight in the quarter, demonstrating that video is the litmus test for in-flight internet service,” Dankberg continued. “JetBlue’s upcoming video streaming partnership with Amazon will show we can uniquely scale video streaming at a time when airlines are beginning to see the benefits of delighting passengers with high-quality connectivity. With about 1,100 aircraft in total enabled with our in-flight internet service, we have network flexibility and scale to ensure the highest quality streaming experiences at 35,000 feet – with speeds reaching upwards of 20Mbps per device. This experience is proven daily on JetBlue, Virgin America and United Airlines with as many as 148 simultaneous active devices, and many of those using streaming media, on any given flight across our entire network. We’ve also seen similarly strong results in performance on flight tests for government applications.”

Financial Results

(In millions, except per share data)	Q2 FY16	Q2 FY15	Year-Over- Year Change	First 6 Months FY16	First 6 Months FY15	Year-Over- Year Change
Revenues[1]	$ 353.3	$ 358.8	(1.5)%	$ 697.7	$ 678.2	2.9%
Adjusted EBITDA[1]	$ 86.5	$ 109.7	(21.1)%	$ 164.1	$ 169.9	(3.4)%
Net income[1,2]	$ 4.9	$ 23.9	(79.4)%	$ 7.5	$ 18.0	(58.1)%
Diluted per share net income[1,2]	$ 0.10	$ 0.50	(80.0)%	$ 0.15	$ 0.38	(60.5)%
Non-GAAP net income[1,2]	$ 14.9	$ 32.4	(54.2)%	$ 27.0	$ 34.8	(22.6)%
Non-GAAP diluted per share net income[1,2]	$ 0.30	$ 0.68	(55.9)%	$ 0.55	$ 0.73	(24.7)%
Fully diluted weighted average shares	49.1	48.0	2.3%	49.0	47.9	2.3%

New contract awards[1]	$ 386.2	$ 498.9	(22.6)%	$ 691.7	$ 809.0	(14.5)%
Sales backlog[3,1]	$ 897.8	$ 1,024.6	(12.4)%	$ 897.8	$ 1,024.6	(12.4)%

Segment Results

(In millions)	Q2 FY16	Q2 FY15	Year-Over- Year Change	First 6 Months FY16	First 6 Months FY15	Year-Over- Year Change
Satellite Services
New contract awards[1]	$ 127.6	$ 198.1	(35.6)%	$ 247.9	$ 320.0	(22.5)%
Revenues[1]	$ 140.2	$ 135.9	3.1%	$ 272.6	$ 245.7	11.0%
Adjusted EBITDA[1]	$ 61.9	$ 75.1	(17.6)%	$ 116.5	$ 107.9	8.0%

Commercial Networks
New contract awards	$ 41.8	$ 68.3	(38.8)%	$ 88.0	$ 118.5	(25.7)%
Revenues	$ 66.4	$ 86.9	(23.6)%	$ 133.1	$ 179.1	(25.7)%
Adjusted EBITDA	$ (9.0)	$ 4.6	(292.9)%	$ (15.1)	$ 10.2	(248.6)%

Government Systems
New contract awards	$ 216.8	$ 232.5	(6.8)%	$ 355.8	$ 370.5	(4.0)%
Revenues	$ 146.8	$ 136.0	8.0%	$ 292.0	$ 253.5	15.2%
Adjusted EBITDA	$ 33.6	$ 30.1	11.8%	$ 62.5	$ 51.5	21.4%

1 During the second quarter of fiscal year 2015, the Company recorded $40.0 million with respect to amounts realized under a legal settlement agreement associated with certain patents and intellectual property, of which $21.0 million was recognized as product revenues in the Company’s Satellite Services segment, $18.7 million was recognized as a reduction to selling, general and administrative expenses, and $0.3 million was recognized as interest income in the condensed consolidated financial statements. During the three and six months ended September 30, 2015, the Company recorded $6.9 million and $13.7, respectively, with respect to the recurring amounts realized under the settlement agreement, of which $6.3 million and $12.5 million were recognized as product revenues in the Company’s Satellite Services segment and $0.6 million and $1.3 million were recognized as interest income in the condensed consolidated financial statements, respectively. Further information on the settlement is contained in ViaSat’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

2 Attributable to ViaSat Inc. common stockholders.

3 Amounts include certain backlog adjustments due to contract changes and amendments.

Satellite Services

In the fiscal second quarter, ViaSat’s Satellite Services segment achieved record high revenues, and Adjusted EBITDA core operating performance grew strongly (excluding the impact of the Loral settlement), driven by growth in in-flight connectivity and continued gains in consumer residential broadband. ViaSat’s emphasis on higher quality, higher value plans continued to generate average revenue per user (ARPU) improvements in residential broadband service. ViaSat’s Satellite Services segment fiscal second quarter revenues and Adjusted EBITDA reflected strong gains year-over-year of 22% and 75%, respectively – after excluding the benefit of the impact of $21.0 million in revenue and $39.7 million in segment earnings relating to amounts paid to ViaSat under the Loral settlement agreement in the second quarter of fiscal year 2015. Highlights for the quarter include:

●

ViaSat’s consumer broadband subscribers grew 5% year-over-year to approximately 687,000 at the end of the fiscal second quarter. Quarterly gross adds were 56,600 for the second quarter, a 22% sequential increase from the prior quarter.

●	Weighted ARPU increased to $56.24, a new record high.
●

In-flight internet services continued to grow, with commercial aircraft in service as of ViaSat’s fiscal second quarter end doubling year-over-year to 419, in addition to the nearly 300 business aviation aircraft and nearly 400 government aircraft with ViaSat-enabled in-flight internet in service from ViaSat’s Government Systems segment.

●

ViaSat received its first Supplemental Type Certificate (STC) from the FAA for its in-cabin distribution system. This certification positions ViaSat as a leading in-flight internet service provider and a prime contractor in the in-flight entertainment and connectivity (IFEC) market.

●

ViaSat entered into a new technical agreement with The Boeing Company, which enables airlines to specify installation of the ViaSat in-flight internet connectivity system as a factory option for Boeing aircraft prior to delivery, enabling airplanes to come off the line with ViaSat connectivity ready for immediate service.

●

New airline partner, Virgin America, began to deploy ViaSat’s in-flight connectivity service on its new A320 aircraft. Virgin America’s partnership with Netflix has raised the bar for in-flight Wi-Fi® – setting new standards for in-flight entertainment and passenger engagement. ViaSat’s in-flight internet system gives passengers the freedom to connect to the real internet, with a scalable “at home” video streaming experience at 35,000 feet.

●

ViaSat’s airline partner JetBlue passed two major milestones: completion of Fly-Fi® installation on more than 150 Airbus A320 and A321 aircraft, and the inaugural flight of its first Fly-Fi-enabled Embraer E190 regional jet. JetBlue expects to have the first U.S. fleet fully equipped with free Wi-Fi by mid-calendar year 2016. Fly-Fi is JetBlue’s brand for Wi-Fi powered by ViaSat’s in-flight internet system.

Year-to-date, the Satellite Services segment achieved revenue growth of 11% to $272.6 million and Adjusted EBITDA growth of 8% to $116.5 million compared to the same period last year. Excluding the benefit of $39.7 million, fiscal 2015 second quarter portion of the Loral settlement, Satellite Services segment revenues grew 21% and Adjusted EBITDA grew 71% on a year-to-date basis compared to the same period in fiscal year 2015.

Commercial Networks

ViaSat’s Commercial Networks segment experienced decreases in quarterly and year-to-date revenues and Adjusted EBITDA compared to the same periods last year. Highlights for the quarter include:

●

Year-over-year comparisons reflect the wind-down of ViaSat’s Australian Ka-band infrastructure project for nbn™, which continued its final construction and integration activities, and lower sales in our large integrated antenna systems programs in the fiscal second quarter of fiscal year 2016. On October 1, 2015, nbn successfully launched its first broadband satellite, Sky Muster, into orbit. The satellite system will play a critical role in providing fast broadband access to approximately 400,000 Australian homes and businesses when service becomes available beginning in mid-calendar year 2016.

●	Results were offset in part by growth in mobile broadband satellite communication systems sales.
●

Lower Adjusted EBITDA for this segment also reflected increased research and development activities in next-generation consumer broadband integrated networking, mobile broadband solutions and next-generation satellite payload technologies.

Government Systems

In the second quarter of fiscal year 2016, ViaSat’s Government Systems segment revenues increased 8% and Adjusted EBITDA grew 12% compared to the prior year period. Highlights for the quarter include:

●	Revenue growth reflected an increase in government satellite communication systems products sales, partially offset by lower tactical data link and information assurance products revenues.
●

$216.8 million in awards received during the second fiscal quarter, reflecting a 1.5 to 1 book-to-bill ratio, and yielding record segment backlog of $437.8 million, an 11% increase over the same period last year.

●

ViaSat’s acquisition of NetNearU, now known as ViaSat Wireless Services, in the first quarter of fiscal year 2015 continued to increase the Company’s managed and fee-for-use Wi-Fi service revenue base, contributing to year-over-year Government Systems segment growth.

●

Higher second quarter segment Adjusted EBITDA, up 12% from the same period last year, reflected the Company’s expanded service revenue base as government mobile broadband platforms continue to grow with nearly 400 government aircraft in service.

●

ViaSat received National Security Agency (NSA) certification for its KOV-55 Security-System-on-a-Chip, enabling Link 16 crypto modernization for secure interoperability with legacy and future combat networking waveforms.

●

ViaSat was selected as a finalist in the Fierce Innovation Awards: Energy Edition for its innovative work in a Department of Energy (DOE) grant study to detect cyber-attacks across distributed networks and enable utilities to automatically respond to threats as predetermined by their cybersecurity policies.

On a year-to-date basis, ViaSat’s Government Systems segment revenues grew 15% to $292.0 million and Adjusted EBITDA increased 21% to $62.5 million compared to the same period last year.

Conference Call

ViaSat will host a conference call to discuss the second quarter results for fiscal year 2016. Details follow:

DATE/TIME:	Monday, November 9, 2015 at 5:00 p.m. Eastern Time
DIAL-IN:	(877) 640-9809 in the U.S.; (914) 495-8528 international
WEBCAST:	investors.viasat.com.
REPLAY:

Available from 8:00 p.m. Eastern Time on Monday, November 9 until midnight Tuesday, November 10 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers; conference ID 75244418.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to opportunities and growth outlook for fiscal year 2016 and beyond, the JetBlue-Amazon partnership, our ability to scale video streaming, the broadband access and services to be provided by the nbn Sky Muster satellite, and the roll-out and uptake of products and services by, and services offered by, our airline partners and commercial networks customers. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to realize the anticipated benefits of the ViaSat-2 satellite; unexpected expenses related to the satellite project; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all, including with respect to the ViaSat-2 satellite system; risks associated with the construction, launch and operation of ViaSat-2 and our other satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to successfully develop, introduce and sell new technologies, products and services; level and timing of or changes in the products and services purchased or offered by our airline partners and commercial networks customers; negative audits by the U.S. government; changes in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

About ViaSat

ViaSat, Inc. (NASDAQ: VSAT) keeps the world connected. As a global broadband services and technology company, ViaSat ensures consumers, businesses, governments and military personnel have communications access – anywhere – whether on the ground or in-flight. The Company’s innovations in designing highest-capacity satellites and secure ground infrastructure and terminal technologies coupled with its international network of managed Wi-Fi hotspots enable ViaSat to deliver a best available network that extends the reach and accessibility of broadband internet service, globally. For more information, visit: www.viasat.com, or follow ViaSat on Facebook, Twitter, LinkedIn or YouTube.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the Company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

Copyright © 2015 ViaSat, Inc. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners. ViaSat is a registered trademark of ViaSat Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Six months ended
	September 30, 2015	October 3, 2014	September 30, 2015	October 3, 2014
Revenues:
Product revenues	$163,660	$193,924	$332,008	$362,053
Service revenues	189,670	164,834	365,700	316,176

Total revenues	353,330	358,758	697,708	678,229
Operating expenses:
Cost of product revenues	116,179	130,088	242,009	259,082
Cost of service revenues	124,595	111,605	242,204	220,346
Selling, general and administrative	73,351	54,404	144,458	123,500
Independent research and development	20,792	11,547	36,400	21,327
Amortization of acquired intangible assets	4,587	4,658	9,397	8,687

Income from operations	13,826	46,456	23,240	45,287
Interest expense, net	(6,098)	(7,991)	(11,986)	(16,594)

Income before income taxes	7,728	38,465	11,254	28,693
Provision for income taxes	2,808	14,473	3,815	11,022

Net income	4,920	23,992	7,439	17,671
Less: Net (loss) income attributable to the noncontrolling interest, net of tax	(16)	45	(105)	(332)

Net income attributable to ViaSat Inc.	$4,936	$23,947	$7,544	$18,003

Diluted net income per share attributable to ViaSat Inc. common stockholders	$0.10	$0.50	$0.15	$0.38

Diluted common equivalent shares	49,125	48,016	48,995	47,899

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended		Six months ended
	September 30, 2015	October 3, 2014	September 30, 2015	October 3, 2014
GAAP net income attributable to ViaSat Inc.	$4,936	$23,947	$7,544	$18,003
Amortization of acquired intangible assets	4,587	4,658	9,397	8,687
Stock-based compensation expense	11,574	9,058	22,283	17,962
Acquisition related expenses	—	—	—	444
Income tax effect	(6,240)	(5,235)	(12,251)	(10,252)

Non-GAAP net income attributable to ViaSat Inc.	$14,857	$32,428	$26,973	$34,844

Non-GAAP diluted net income per share attributable to ViaSat Inc. common stockholders	$0.30	$0.68	$0.55	$0.73

Diluted common equivalent shares	49,125	48,016	48,995	47,899

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended		Six months ended
	September 30, 2015	October 3, 2014	September 30, 2015	October 3, 2014
GAAP net income attributable to ViaSat Inc.	$4,936	$23,947	$7,544	$18,003
Provision for income taxes	2,808	14,473	3,815	11,022
Interest expense, net	6,098	7,991	11,986	16,594
Depreciation and amortization	61,118	54,262	118,429	105,869
Stock-based compensation expense	11,574	9,058	22,283	17,962
Acquisition related expenses	—	—	—	444

Adjusted EBITDA	$86,534	$109,731	$164,057	$169,894

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended September 30, 2015				Three months ended October 3, 2014
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$21,036	$(22,306)	$19,683	$18,413	$39,351	$(7,253)	$19,016	$51,114
Depreciation *	34,997	5,587	8,207	48,791	31,662	5,811	6,767	44,240
Stock-based compensation expense	2,566	4,698	4,310	11,574	2,028	3,412	3,618	9,058
Other amortization	3,254	3,053	1,433	7,740	2,011	2,679	678	5,368
Acquisition related expenses	—	—	—	—	—	—	—	—

Adjusted EBITDA before other	$61,853	$(8,968)	$33,633	86,518	$75,052	$4,649	$30,079	109,780

Other				16				(49)

Adjusted EBITDA				$86,534				$109,731

	Six months ended September 30, 2015				Six months ended October 3, 2014
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$38,077	$(41,039)	$35,599	$32,637	$37,402	$(13,243)	$29,815	$53,974
Depreciation *	67,377	11,285	16,334	94,996	63,010	11,438	12,918	87,366
Stock-based compensation expense	5,034	8,718	8,531	22,283	4,048	6,797	7,117	17,962
Other amortization	6,009	5,950	2,077	14,036	3,415	5,158	1,243	9,816
Acquisition related expenses	—	—	—	—	—	—	444	444

Adjusted EBITDA before other	$116,497	$(15,086)	$62,541	163,952	$107,875	$10,150	$51,537	169,562

Other				105				332

Adjusted EBITDA				$164,057				$169,894

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	As of September 30, 2015	As of April 3, 2015		As of September 30, 2015	As of April 3, 2015
Assets			Liabilities and Equity
Current assets:			Current liabilities:
Cash and cash equivalents	$46,406	$52,263	Accounts payable	$80,407	$76,931
Accounts receivable, net	304,517	266,339	Accrued liabilities	171,970	191,326

Inventories	123,342	128,367	Total current liabilities	252,377	268,257
Deferred income taxes	62,011	57,075	Senior Notes, net	582,025	582,657
Prepaid expenses and other current assets	47,842	44,702	Other long-term debt	277,071	223,736

Total current assets	584,118	548,746	Other liabilities	37,227	39,995

			Total liabilities	1,148,700	1,114,645

Property, equipment and satellites, net	1,226,710	1,180,243
Other acquired intangible assets, net	40,690	42,340	Total ViaSat Inc. stockholders’ equity	1,092,053	1,038,582
Goodwill	117,375	117,241	Noncontrolling interest in subsidiary	5,046	5,151

Other assets	276,906	269,808	Total equity	1,097,099	1,043,733

Total assets	$2,245,799	$2,158,378	Total liabilities and equity	$2,245,799	$2,158,378

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ViaSat, Inc. Contacts:
Investor Relations	Public Relations
Heather Ferrante	Chris Fallon
760-476-2242	760-476-2322
Heather.Ferrante@viasat.com	Chris.Fallon@viasat.com